Exhibit 3.2

Business Entity - Filing Acknowledgement 09/28/2023 Work Order Item Number:W2023092801020 - 3177401 Filing Number:20233516453Filing Type:Amended Certification of Stock Designation After Issuance of Class/SeriesFiling Date/Time:09/28/2023 10:50:57 AMFiling Page(s):3Indexed Entity Information:Entity ID: E0794682007-0Entity Name: BitNile Metaverse, Inc.Entity Status: ActiveExpiration Date: NoneCommercial Registered AgentCORPORATE CREATIONS NETWORK INC.8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 401 N. Carson Street

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT1. Entity information:Name of entity: BitNile Metaverse, Inc. Entity or Nevada Business Identification Number (NVID): NV20071519619 2. Effective date and time:For Certificate of Designation or Amendment to Designation OnlyDate: 09/28/2023 Time: (Optional):(must not be later than 90 days after the certificate is filed)3. Class or series of stock: (Certificate of Designation only)The class or series of stock being designated within this filing: 4. Information for amendment of class or series of stock:The original class or series of stock being amended within this filing: Series C Convertible Preferred Stock 5. Amendment of class or series of stock: Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.6.Resolution: (Certificate of Designation and Amendment to Designation only)By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* 7. Withdrawal:Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding.The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * 8. Signature: (Required)XSignature of Officer David J. Katzoff Date: 09/28/2023 FRANCISCO V. AGUILARSecretary of State 401 North Carson StreetCarson City, Nevada 89701-4201(775) 684-5708Website: www.nvsos.gov www.nvsilverflume.gov Certificate, Amendment or Withdrawal of DesignationNRS 78.1955, 78.1955(6) Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of DesignationThis form must be accompanied by appropriate fees. page1 of 1Revised: 1/1/2019 Filed in the Office of Secretary of State State Of NevadaBusiness NumberE0794682007-0Filing Number20233516453Filed On09/28/2023 10:50:57 AMNumber of Pages3

1 BITNILE METAVERSE, INC. CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND LIMITATIONS OF SERIES C CONVERTIBLE PREFERRED STOCK September 28, 2023 Pursuant to Section 78.1955 of the Nevada Revised Statutes (the "NRS") and Article IV of the Articles of Incorporation, as amended (the "Articles") of BitNile Metaverse, Inc. (the "Corporation"): WHEREAS, on March 6, 2023, following the approval of the Board of Directors of the Corporation (the "Board"), the Corporation filed with the Secretary of State of the State of Nevada, the Certificate of Designation of the Rights, Preferences and Limitations of Series C Convertible Preferred Stock (as amended, the "Certificate"); and WHEREAS, it is the desire of the Board to amend the Certificate; and WHEREAS, the Board, pursuant to the authority conferred upon it by Article IV of the Articles and in accordance with Section 78.1955 of the NRS, adopted the following resolutions: RESOLVED, that that the Certificate be amended as follows: Section 5. Voting Rights of the Certificate is amended by deleting and replacing it in its entirety by the following: "None." Filed in the Office of Secretary of State State Of NevadaBusiness NumberE0794682007-0Filing Number20233516453Filed On09/28/2023 10:50:57 AMNumber of Pages3

2 IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned as of the date first written above. BITNILE METAVERSE, INC. By: Name: Henry Nisser Title: President